Exhibit 10.67

FIRST AMENDMENT TO
COMMON STOCK PURCHASE WARRANT

This First Amendment to Common Stock Warrant (the “Agreement”) is made and entered into as of March 29, 2007 (the “Effective Date”), by and between New Century Energy Corp., a Colorado corporation (“New Century”) and Energy Capital Solutions, LP (“ECS”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, New Century previously granted ECS a Common Stock Purchase Warrant to purchase up to 900,000 shares of New Century’s common stock at an exercise price of $0.80 per share on or about June 30, 2005 (the “Warrant”), in connection with ECS serving as a finder in connection with New Century’s entry into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”) on or about June 30, 2005;

WHEREAS, the New Century originally agreed to register the shares of common stock which the Warrant was exercisable for (the “Underlying Shares”) on the same registration statement as Laurus’ shares of common stock were registered (the “Registration Statement”); however, due to recent Securities and Exchange Commission (the “Commission”) interpretations of Rule 415(a)(1), which limited the number of shares New Century could register, the Underlying Shares were left off of New Century’s Registration Statement;

WHEREAS, the Parties now desire to amend the terms of the Warrant to extend the original expiration date of the Warrant from June 30, 2008 (the “Expiration Date”), to June 30, 2009.

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.	Extension of the Expiration Date.

In consideration for ECS agreeing that the Underlying Shares did not have to be registered on the Registration Statement, New Century agrees to extend the Expiration Date of the Warrant from June 30, 2008, to June 30, 2009 (the “Amendment”).

The Parties agree that in connection with the Amendment, all references in the Warrant to the original June 30, 2008 Expiration Date are hereby amended to and replaced by June 30, 2009.

2.	Registration of the Underlying Shares.

New Century agrees to use its best efforts to register the Underlying Shares on any subsequent registration statements, on which such Underlying Shares are eligible to be registered, which New Century may file with the Commission in the future, prior to the expiration date of the Warrants as amended by this Agreement.

3.              Miscellaneous.

(a)
Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(c)
Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

  This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

New Century Energy Corp.

/s/ Edward R. DeStefano
Edward R. DeStefano
Chief Executive Officer

Energy Capital Solutions, LP

By:/s/ J. Russell Weinberg

Its:Managing Director

Printed Name:

J. Russell Weinberg